UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 480-585-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2017, NanoFlex Power Corporation, a Florida corporation (the “Company”) borrowed $108,000 from JSJ Investments, Inc. (“JSJ”) and issued to JSJ a $108,000 convertible promissory note with a maturity date of November 21, 2018 (the “Note”). The interest rate under the Note is 12% and the default interest rate under the Note is 18%. Under the Note JSJ is entitled at its option, to convert all or a portion of the outstanding principal amount and accrued interest of the Note at any time after the 180th day after the issuance date of the Note (the “Pre-Payment Date”) into shares of the Company’s common stock at a conversion price for each share of common stock a price which is either $.50 if the conversion is made prior to the Pre-Payment Date or if the conversion is made after the Pre-Payment Date or pursuant to an event of default under the Note, a price equal to a 42% discount to the lowest trading price during the 20 days prior to the day that JSJ requests conversion. JSJ may not convert the Note to the extent that such conversion would result in JSJ’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by JSJ and its affiliates.

If the Company, without any demand from JSJ, prepays the Note within 90 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 135%; if such prepayment is made from the 91st to the 120th day after issuance, then such redemption premium is 140%; and if such prepayment is after the 121st date of the issuance of the Note and prior to the Pre-Payment Date, then such redemption premium is 145%, if such prepayment is made after the Pre-Payment Date and before the maturity date, then such redemption premium is 150%. JSJ can also demand that the Company pay the principal balance together with all interest accrued on the Note at any time prior to the maturity date of the Note.

In connection with the issuance of this Note, the Company’s transfer agent reserved 4,400,000 shares of the Company’s common stock, in the event that the Note is converted. The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

10.1	Convertible Promissory Note dated November 21, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: November 28, 2017	By:	/s/ Dean L. Ledger
Name: Dean L. Ledger
Title: Chief Executive Officer

3